                                                        CONFORMED COPY





                                 $2,325,000,000



                                CREDIT AGREEMENT


                                   dated as of


                                 August 18, 1994


                                      among


                                 USX Corporation


                   The Co-Agents and Other Banks Listed Herein

                        Chemical Bank, as Managing Agent

                                       and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                              TABLE OF CONTENTS (1)


                                                                  Page
                                                                  ----
                                   ARTICLE I
                                  DEFINITIONS


SECTION   1.01 Definitions                                           1
          1.02 Accounting Terms and Determinations                  10
          1.03 Classes and Types of Borrowings......                l0


                                   ARTICLE II
                                  THE CREDITS


SECTION   2.01 Commitments to Lend                                  11
          2.02 Notice of Committed Borrowings                       11
          2.03 Money Market Borrowings                              12
          2.04 Notice to Banks; Funding of Loans                    16
          2.05 Notes                                                17
          2.06 Maturity of Loans                                    18
          2.07 Interest Rates                                       18
          2.08 Fees.................................                21
          2.09 Optional Termination or
               Reduction of Commitments                             22
          2.10 Scheduled Termination of
               Commitments........................                  22
          2.11 Optional Prepayments                                 22
          2.12 General Provisions as
               to Payments                                          22
          2.13 Funding Losses                                       23
          2.14 Computation of Interest and Fees                     24
          2.15 Termination of a Bank's Commitments;
               Designation of Additional Banks                      24
          2.16 Agent's Fees                                         25
          2.17 Change of Control                                    25

- --------------
(1) The Table of Contents is not a part of this Agreement.

                                   ARTICLE III
                            CONDITIONS TO BORROWINGS


SECTION   3.01 All Borrowings                                       27
          3.02 First Borrowing                                      28


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


SECTION   4.01 Corporate Existence and Power                        29
          4.02 Corporate and Governmental
               Authorization; Contravention                         29
          4.03 Binding Effect                                       29
          4.04 Financial Information                                29
          4.05 Litigation                                           30
          4.06 Environmental Matters                                30
          4.07 Taxes                                                30
          4.08 Compliance with Laws                                 31
          4.09 Marathon                                             31


                                    ARTICLE V
                                    COVENANTS


SECTION   5.01 Information                                          31
          5.02 Consolidations and Mergers                           32
          5.03 Use of Proceeds                                      33
          5.04 Termination of Prior
               Credit Agreements                                    34
          5.05 Negative Pledge                                      34
          5.06 Sale and Leaseback                                   36


                                   ARTICLE VI
                                    DEFAULTS


SECTION   6.01 Events of Default                                    38
          6.02 Notice of Default                                    40

                                   ARTICLE VII
                                    THE AGENT

SECTION   7.01 Appointment and Authorization                        40
          7.02 Agent and Affiliates                                 40
          7.03 Action by Agent                                      40
          7.04 Consultation with Experts                            40
          7.05 Liability of Agent                                   41
          7.06 Indemnification                                      41
          7.07 Credit Decision                                      41
          7.08 Successor Agent                                      42
          7.09 Co-Agents                                            42
          7.10 Managing Agent                                       42


                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES


SECTION   8.01 Basis for Determining Interest
               Rate Inadequate or Unfair                            42
          8.02 Illegality                                           43
          8.03 Increased Cost                                       44
          8.04 Base Rate Loans Substituted for
               Affected Fixed Rate Loans                            47
          8.05 Election Not to Borrow                               48
          8.06 Notice Mandatory                                     48



                                   ARTICLE IX
                                  MISCELLANEOUS


SECTION   9.01 Notices                                              48
          9.02 No Waivers                                           49
          9.03 Expenses; Documentary Taxes                          49
          9.04 Sharing of Set-Offs                                  49
          9.05 Amendments and Waivers                               50
          9.06 Successors and Assigns                               50
          9.07 Collateral                                           52
          9.08 New York Law                                         52
          9.09 Counterparts; Effectiveness                          52
          9.10 Waiver of Jury Trial                                 53

Schedule I - Commitments

Exhibit A -  Form of Note

Exhibit B -  Form of Money Market Quote Request

Exhibit C -  Form of Invitation for Money Market Quotes

Exhibit D -  Form of Money Market Quote

Exhibit E -  Opinion of Counsel for the Borrower

Exhibit F -  Opinion of Davis Polk & Wardwell,
               Special Counsel for the Agent

Exhibit G -  Form of Assignment and Assumption Agreement

                                CREDIT AGREEMENT



     AGREEMENT dated as of August 18, 1994 among USX CORPORATION, the CO-AGENTS and other BANKS listed on the signature pages hereof, CHEMICAL BANK, as Managing Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

     The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

     "Additional Bank" has the meaning set forth in Section 2.15.

     "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

     "Administrative Questionnaire" means, with respect to each Bank, the administrative questionnaire in the form requested by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

     "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "Applicable Margin" has the meaning set forth in Section 2.07(h).

     "Assessment Rate" has the meaning set forth in Section 2.07(b).

     "Assignee" has the meaning set forth in Section 9.06(d).

     "Banks" means the parties listed in Schedule I, any other party which shall be designated by the Borrower and agree to be bound by the terms and provisions of this Agreement as provided in Section 2.15, any Assignee which becomes a party pursuant to Section 9.06(d), and their respective successors.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Committed Loan made or to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

     "Borrower" means USX Corporation, a Delaware corporation, and its successors.

     "Borrower's 1993 Form 10-K" means the Borrower's annual report on Form 10-K for 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "Borrowing" has the meaning set forth in Section 1.03.

     "CD Base Rate" has the meaning set forth in Section 2.07(b).

     "CD Loan" means a Committed Loan made or to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

     "CD Reference Banks" means The Bank of Nova Scotia, PNC Bank, National Association and Morgan Guaranty Trust Company of New York.

     "Change of Control" has the meaning set forth in Section 2.17(a).

     "Class" refers to the determination whether a Loan is a Committed Loan or a Money Market Loan.

     "Co-Agent" means each Bank designated as a Co-Agent on the signature pages hereof.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Commencement Date" has the meaning set forth in Section 5.04.

     "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank in Schedule I as its Commitment (or, in the case of an Assignee, the portion of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 9.06(d) or, in the case of an Additional Bank, the amount specified in the agreement pursuant to which such Additional Bank becomes a party hereto in accordance with Section 2.15(b)), as such amount may be reduced from time to time pursuant to Section 2.09.

     "Committed Loan" means a loan made or to be made by a Bank to the Borrower pursuant to Section 2.01.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Domestic Loans"  means CD Loans or Base Rate Loans or both.

     "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

     "Euro-Dollar Loan" means a Committed Loan made or to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

     "Euro-Dollar Reference Banks" means the principal London offices (or any successor offices) of The Bank of Nova Scotia, PNC Bank, National Association and Morgan Guaranty Trust Company of New York.

     "Event of Default" has the meaning set forth in Section 6.01.

     "Existing Credit Agreements" means the $500,000,000 and the $1,500,000,000 Credit Agreements each dated as of October 13, 1992 among the Borrower, the banks listed therein and Morgan Guaranty Trust Company of New York as agent for such banks.

     "Facility Period" means the period from and including the Commencement Date to but not including the Termination Date.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New

York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

     "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Prime Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

     "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month;

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 15 days) as the Borrower may elect in accordance with Section 2.03; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

provided further that any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "Level I Status" exists at any date if, at such date, the Borrower has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is rated BBB or better by S&P and Baa2 or better by Moody's; provided that if either S&P or Moody's shall cease to issue ratings of debt securities generally, then the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agency.

     "Level II Status" exists at any date if, at such date, Level I Status does not exist and the Borrower has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is rated BBB- or better by S&P and Baa3 or better by Moody's; provided that if either S&P or Moody's shall cease to issue ratings of debt securities generally, then the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agency.

     "Level III Status" exists at any date if, at such date, the Borrower has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is rated BBB- or better by S&P and Ba1 by Moody's or BB+ from S&P and Baa3 or better by Moody's.

     "Level IV Status" exists at any date if, at such date, the Borrower has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is rated BB+ by S&P and Ba1 by Moody's; provided that if either S&P or Moody's shall cease to issue ratings of debt securities generally, then the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agency.

     "Level V Status" exists at any date if at such date, none of Level I, Level II, Level III or Level IV Status exists.

     "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.03.

     "Loan" means a Committed Loan or a Money Market Loan and "Loans" means Committed Loans or Money Market Loans or any combination of the foregoing.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.07(c).

     "Managing Agent" means Chemical Bank, in its capacity as managing agent hereunder.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

     "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

     "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

     "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its

Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Prime Rate pursuant to Section 8.01(a)).

     "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "Money Market Margin" has the meaning set forth in Section 2.03(d).

     "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Mortgage" has the meaning set forth in Section 5.05.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "Refunding Borrowing" means a Committed Borrowing to the extent that, after application of the proceeds thereof, there is no net increase in the outstanding principal amount of Committed Loans made by any Bank.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Required Banks" means at any time Banks having at least 67% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 67% of the aggregate unpaid principal amount of the Loans.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "Status" means, at any date, whichever of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at such date.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Termination Date" means August 18, 1999, or if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

     "Type" refers to the determination whether a Committed Loan is a Base Rate Loan, a CD Loan or a Euro-Dollar Loan or whether a Money Market Loan is a Money Market Absolute Rate Loan or a Money Market LIBOR Loan.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Voting Power" has the meaning set forth in Section 2.17(a).

     "Voting Stock" has the meaning set forth in Section 2.17(a).

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered to the Agent.

          SECTION 1.03. Classes and Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of the same Type and Class of one or more Banks to be made to the Borrower pursuant to
Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to either or both the Class and Type of Loans comprising such Borrowing (e.g., a Euro-Dollar Borrowing is a Borrowing comprised of Euro-Dollar Loans while a Committed Borrowing is a Borrowing comprised of Committed Loans).

                                   ARTICLE II

                                   THE CREDITS


     SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower during the Facility Period pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Facility Period under this Section. Each Borrowing under this Section shall be in an aggregate principal amount of $50,000,000 or any larger integral multiple of $10,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.01(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments.

     SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (b)  the aggregate amount of such Borrowing,

     (c)  the Type of the Loans comprising such Borrowing, and

     (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                     SECTION 2.03.  Money Market Borrowings.

     (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

     (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

     (ii) the aggregate amount of such Borrowing, which shall be $50,000,000 or a larger integral multiple of $10,000,000,

     (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

     (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

     The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) of any other Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to each of the Banks which shall have notified the Agent of its desire to receive the same an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each such Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Bank to which an Invitation for Money Market Quotes is sent may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to such Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate
Auction.   Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

     (ii)  Each Money Market Quote shall be in    substantially the form of
     Exhibit D hereto and shall in any case specify:

          (A)  the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than, equal to or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger integral multiple thereof, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to a limitation as to the maximum aggregate principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified in increments of 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified in increments of 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii) Any Money Market Quote shall be disregarded by the Agent if the Agent determines that it:

          (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

          (B) contains qualifying, conditional or similar language (except as contemplated by subsection (d)(ii)(B)(z));

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes (except as contemplated by subsection (d)(ii)(B)(z)); or

          (D)  arrives after the time set forth in     subsection (d)(i).

          (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by Borrower. Not later than (x) 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall, if it wishes to accept the offers so notified to it pursuant to subsection (e) in whole or in part, notify the Agent to such effect, which notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii) the principal amount of each Money Market Borrowing must be $50,000,000 or a larger integral multiple of $10,000,000,

        (iii) acceptance of offers in respect of any Interest Period may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

         (iv) the Borrower may not accept any offer that is disregarded by the Agent pursuant to subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in integral multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the
aggregate principal amounts of such offers.   Determinations by the Agent of the
amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     SECTION 2.04.  Notice to Banks; Funding of Loans.

     (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will promptly make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

     (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

     (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing (or, in the case of a Base Rate Borrowing, prior to 12:00 Noon on the date of such Borrowing) that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank, and if such Bank shall not have done so within five Domestic Business Days of demand therefor by the Agent, then the Borrower, each severally agrees to pay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall make available to the Agent such corresponding amount, such amount so made available shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing in this subsection (d) shall relieve any Bank of its obligation to make Loans in accordance with the terms and conditions of this Agreement or relieve any Bank from responsibility for default by it in such obligation.

     SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office; provided that each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular Class or Type be evidenced by a separate Note. Each such separate Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Class or Type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (b) Upon receipt of each Bank's Note pursuant to Section 3.02(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, Class, Type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the inaccuracy of, or the failure of any Bank to make, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted CD Rate; provided that if any CD Loan shall, as a result of the further proviso to the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                   [ CDBR       ]*
         ACDR   =  [ --------------------]  + AR
                   [ 1.00 - DRP ]

         ACDR   =  Adjusted CD Rate
         CDBR   =  CD Base Rate
          DRP   =  Domestic Reserve Percentage
          AR    =  Assessment Rate

     ----------
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R.
 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the

United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (d) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in
accordance with Section 2.03.   Such interest shall be payable for each Interest
Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     (e) Any overdue principal of and interest on any Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day.

          (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          (h) The "Applicable Margin" with respect to any Committed Loan at any date is the applicable percentage amount set forth in the table below based on the Type of such Loan and the Status on such date:

                Level I     Level II    Level III    Level IV     Level V
                 Status      Status       Status      Status       Status
                -------     --------    ---------    --------     --------
Euro-Dollar     0.3125%        0.40%       0.55%       0.625%      0.675%
     Loans

CD Loans        0.4375%       0.525%      0.675%        0.75%       0.80%

     SECTION 2.08.  Fees.

     (a) Commitment Fees. During the period from and including the Commencement Date to but not including the Termination Date, the Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a commitment fee at the Commitment Fee Rate on the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans.

     For purposes of this subsection (a), "Commitment Fee Rate" means a rate per annum equal to 0.05%.

     (b) Facility Fees. During the period from and including the Commencement Date to but not including the Termination Date (or such earlier or later date on which the Commitments shall have terminated in their entirety and the Loans shall have been repaid in full), the Borrower shall pay to the Agent for the account of each Bank a facility fee at the Facility Fee Rate on the daily amount of such Bank's

Commitment (whether used or unused) and, after termination of the Commitments and until repayment in full of the Loans, on the aggregate outstanding principal amount of the Loans.

     For purposes of this subsection (b):

     "Facility Fee Rate" means a rate per annum equal to (i) for any day on which Level I Status exists 0.1375%, (ii) for any day on which Level II Status exists, 0.15%, (iii) for any day on which Level III Status exists, 0.20%, (iv) for any day on which Level IV Status exists, 0.25% and (v) for any day on which Level V Status exists, 0.325%.

     (c) Payments. Accrued commitment fees and facility fees shall be payable quarterly in arrears on each March 31, June 30, September 30, and December 31 on or prior to the date of termination of the Commitments in their entirety and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

     SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $50,000,000 or any larger integral multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

     SECTION 2.10. Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market LIBOR Borrowing bearing interest at the Prime Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $50,000,000 or any larger integral multiple of $10,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans included in such Borrowing.

     (b) Except as provided in Section 2.15(a), 2.17 or 8.02 the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such

Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.15(a) or 2.17, Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.04(a) or 2.15(a), or by any Bank in accordance with Section 2.17(a), the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all commitment and facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.15. Termination of a Bank's Commitments; Designation of Additional Banks.

     (a) The Borrower may, upon at least three Domestic Business Days' notice to the Agent and any Bank, terminate the Commitment of such Bank entirely, provided that, if any Loans of such Bank are then outstanding, the Borrower shall prepay each Loan of such Bank in full on the effective date of such termination, together with accrued interest thereon and all accrued fees on such Bank's Commitment to such effective date and all other amounts payable for the account of such Bank hereunder.

          (b) If the Borrower shall terminate the Commitment of any Bank pursuant to the provisions of subsection (a) of this Section, the Borrower may designate another bank or other banks (which may be one of the Banks) (in either case, an "Additional Bank") to be parties to this

Agreement, whose Commitments (or additional Commitments) shall not in the aggregate exceed the amount of the Commitment so terminated. Any Additional Bank shall become a party to this Agreement and be considered a Bank hereunder for all purposes if (i) it shall agree in writing to be bound by all of the terms and provisions of this Agreement, such agreement to specify the amount of the Commitment of such Additional Bank and to be otherwise in form and substance satisfactory to the Agent, (ii) it shall make Committed Loans of each Type to the Borrower in principal amounts which bear the same ratio to the amounts of the Committed Loans of such Type of other Banks then outstanding as the Commitment of such Additional Bank bears to the then Commitments of such other Banks and (iii) a copy of such agreement and of evidence satisfactory to the Agent of the making of such Committed Loans shall be furnished to the Agent and the Banks.

     SECTION 2.16. Agent's Fees. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed between them.

     SECTION 2.17. Change of Control. (a) If a Change of Control shall occur the Borrower will, within ten days after the occurrence thereof, give the Agent notice thereof, and the Agent shall promptly notify each Bank thereof. Such notice shall describe in reasonable detail the facts and circumstances giving rise thereto and the date of such Change of Control and each Bank may, by notice to the Borrower and the Agent given not later than fifty days after the date of such Change of Control, terminate its Commitment, which shall be terminated, and declare the Note held by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Note and such amounts shall become, due and payable, in each case on the sixtieth day after the date of such Change of Control (or if such day is not a Domestic Business Day, the next succeeding Domestic Business Day), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     For purposes of this Section, the following terms have the following meanings:

     A "Change of Control" shall occur if (i) any "person" or "group" of persons shall have acquired "beneficial ownership" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), of shares of Voting Stock representing 35% or more of the Voting Power of the Borrower, (ii) during any period of twenty-five consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twenty-five month period were directors of the Borrower (together with any replacement or additional directors whose election was recommended by incumbent management of the Borrower or who were elected by a majority of directors then in office) cease to constitute a majority of the board of directors of the Borrower, or (iii) any Person or group of related Persons shall acquire all or substantially all of the assets of the Borrower; provided, that a Change of Control shall not be deemed to have occurred pursuant to clause (iii) above if the Borrower shall have merged or consolidated with or transferred all or substantially all of its assets to another corporation in compliance with the provisions of Section 5.02 and the surviving or successor or transferee corporation is no more leveraged
than was the Borrower immediately prior to such event.   For purposes of this
definition, the term "leveraged" when used with respect to any corporation shall mean the percentage represented by the total assets of that corporation divided by its stockholders' equity, in each case determined and as would be shown in a consolidated balance sheet of such corporation prepared in accordance with generally accepted accounting principles in the United States of America.

     "Voting Power" as applied to the stock of any corporation means the total voting power represented by all outstanding Voting Stock of such corporation.

     "Voting Stock" as applied to the stock of any corporation means stock of any class or classes (however designated) having ordinary voting power for the election of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.

     (b) The Borrower agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Bank in connection with any investigative, administrative or judicial proceeding, whether or not such Bank shall be designated a party thereto) which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder), in any way relating to or arising out of this Agreement as amended from time to time and an actual, proposed or threatened Change of Control (as defined above); provided that (i) no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by final judgment of a court of competent jurisdiction; (ii) the Borrower shall not, in connection with any such proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm for any period for the Banks and the Agent (which shall be selected by the Agent after consultation with the Borrower); (iii) the Agent and each Bank shall consult with the Borrower from time to time at the request of the Borrower regarding the conduct of the defense in any such proceeding and
(iv) the Borrower shall not be obligated to pay an amount of any settlement entered into without its consent (which shall not be unreasonably withheld).






                                   ARTICLE III

                            CONDITIONS TO BORROWINGS

     The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

     SECTION 3.01.  All Borrowings.  In the case of each Borrowing:

          (a)  receipt by the Agent of a Notice of Borrowing as required by
     Section 2.02 or 2.03, as the case may be;

          (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (c) the fact that the Borrowing will not contravene any provision of applicable law or of the certificate of incorporation or by-laws of the Borrower or of any agreement or instrument binding upon it;

          (d) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing; and

          (e) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representation and warranty set forth in Section 4.04(c) as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c), (d) and (e) of this Section.

     SECTION 3.02.  First Borrowing.  In the case of the first Borrowing:

          (a) receipt by the Agent for the account of each Bank of a duly executed Note, dated on or before the date of such Borrowing, complying with the provisions of Section 2.05;

          (b) receipt by the Agent of an opinion of General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Agent), substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (c) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) receipt by the Agent of a certificate signed by the Chairman of the Board of Directors, the Chief Financial Officer or a Vice President and by the Secretary or an Assistant Secretary of the Borrower, to the effect set forth in clauses (c), (d) and (e) of Section 3.01; and

          (e) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The documents and opinions referred to in this Section shall be delivered to the Agent no later than the time of the first Borrowing. The certificate and opinions referred to in clauses (b), (c) and (d) above shall be dated the date of the first Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


     The Borrower represents and warrants that:

     SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 4.02.  Corporate and Governmental Authorization; Contravention.
The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Mortgage on any asset of the Borrower or any of its Subsidiaries.

     SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

     SECTION 4.04.  Financial Information.

     (a) The consolidated balance sheet of the Borrower as of December 31, 1993 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Price Waterhouse and included in the Borrower's 1993 Form 10-K, copies of which have been delivered to the Agent for each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower as of such date and its consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated balance sheet of the Borrower as of June 30, 1994 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended June 30, 1994 as filed with the Securities and Exchange Commission on Form 10-Q, copies of which have been delivered to the Agent for each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section, the consolidated financial position of the Borrower as of such date and its consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

     (c) Since June 30, 1994 there has been no change in the consolidated financial position or operations of the Borrower, considered as a whole, which would materially and adversely affect the ability of the Borrower to perform its obligations hereunder and under the Notes.

     SECTION 4.05. Litigation. Except as set forth in the Borrower's 1993 Form 10-K and quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1994, there is no action, suit, arbitration or other proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, arbitrator or arbitral body, pending against the Borrower or of which the Borrower has otherwise received official notice or which to the knowledge of the Borrower is threatened against the Borrower, wherein there is a reasonable possibility of an unfavorable decision, ruling or finding which would materially adversely affect the Borrower's ability to perform its obligations under this Agreement and the Notes and since the dates of the respective descriptions of proceedings contained in the reports identified above, there has been no change in the status of such proceedings which would materially adversely affect the Borrower's ability to perform its obligations under this Agreement and the Notes.

     SECTION 4.06. Environmental Matters. The Borrower does not presently anticipate that remediation costs and penalties associated with environmental laws, to the extent not previously provided for, will have a material adverse effect on the consolidated financial position of the Borrower.

     SECTION 4.07. Taxes. United States Federal income tax returns of the Borrower have been examined and closed through the fiscal year ended December 31, 1987. The Borrower has filed all United States Federal income tax returns and all other material tax returns that are required to be filed by it and has paid all material taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes being diligently contested in good faith and by appropriate proceedings. Adequate reserves have been provided on the books of the Borrower in respect of all taxes or other governmental charges in accordance with generally accepted accounting principles, and no tax liabilities in excess of the amount so provided are anticipated that could materially and adversely affect the consolidated financial position or operations of the Borrower, considered as a whole.

     SECTION 4.08. Compliance with Laws. The Borrower and Marathon Oil Company are in compliance with all applicable laws, rules and regulations, other than such laws, rules or regulations (i) the validity or applicability of which the Borrower or Marathon Oil Company is contesting in good faith or (ii) failure to comply with which cannot reasonably be expected to have consequences which would materially and adversely affect the consolidated financial position or operations of the Borrower, considered as a whole.

     SECTION 4.09. Marathon. Marathon Oil Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.


                                    ARTICLE V

                                    COVENANTS


     The Borrower agrees that, so long as any Bank has a Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01. Information. The Borrower will deliver to the Agent for each of the Banks:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Price Waterhouse or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year;

          (c) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
          (d) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all annual, quarterly or other reports which the Borrower shall have filed with the Securities and Exchange Commission; and

          (g) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries and affiliates as the Agent, at the request of any Bank, may reasonably request.

     SECTION 5.02. Consolidations and Mergers. So long as this Agreement shall remain in effect, the Borrower shall not consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless:

          (i) either (x) the Borrower shall be the corporation surviving such merger or (y) the corporation formed by such consolidation or into which Borrower is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Borrower as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia and shall execute and deliver to each Bank an agreement, in form and substance satisfactory to each Bank, containing an assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement to be performed or observed by the Borrower;

          (ii) the Borrower or such successor corporation, as the case may be, shall have a consolidated net worth (that is, total consolidated assets less total consolidated liabilities) of no less than the net worth (as so determined) of the Borrower immediately prior to such consolidation, merger or conveyance, transfer or lease of all or substantially all of the Borrower's assets as an entirety to such Person; and

          (iii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

Upon any consolidation or merger in which the Borrower is not the surviving corporation or any conveyance, transfer or lease of all or substantially all of the assets of the Borrower as an entirety in accordance with this Section, the successor corporation formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor corporation had been named as the Borrower herein. No such conveyance, transfer or lease of all or substantially all of the assets of the Borrower as an entirety shall have the effect of releasing the Borrower or any successor corporation which shall theretofore have become such in the manner prescribed in this Section from any liability hereunder.

          SECTION 5.03.  Use of Proceeds.   The proceeds of the Loans made under
this Agreement will be used by the

Borrower for its general corporate purposes. None of such proceeds will be used in violation of any applicable law or regulation including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System.

     SECTION 5.04. Termination of Prior Credit Agreements. On or prior to the earlier of (i) the date of the first Borrowing hereunder and (ii) August 30, 1994 (the "Commencement Date"), the Borrower will terminate, or cause to be terminated, in their entirety the commitments of the banks under the Existing Credit Agreements. The Borrower shall promptly notify the Agent of the termination of the above referenced agreements, and such termination shall be a condition precedent to the effectiveness of the Commitments hereunder.

     SECTION 5.05.  Negative Pledge.   If the Borrower or any Subsidiary of the
Borrower shall mortgage, pledge, encumber, or subject to a lien (hereinafter to "Mortgage" or a "Mortgage") as security for any indebtedness for money borrowed
(x) any blast furnace facility or raw steel producing facility, or rolling mills which are a part of a plant which includes such a facility; or (y) any property capable of producing oil or gas; and, which in either case, is located in the United States and determined by the Board of Directors of the Borrower, in good faith, to be a principal property, the Borrower will secure or will cause such Subsidiary to secure the Borrower's obligations hereunder equally and ratably with all indebtedness or obligations secured by the Mortgage then being given and with any other indebtedness of the Borrower or such Subsidiary then entitled thereto; provided, however, this covenant shall not apply in the case of:

          (i) any Mortgage existing on the date of this Agreement (whether or not such Mortgage includes an after-acquired property provision);

          (ii) any Mortgage, including a purchase money Mortgage, incurred in connection with the acquisition of any property (for purposes hereof the creation of any Mortgage within 180 days after the acquisition or completion of construction of such property shall be deemed to be incurred in connection with the acquisition of such property), the assumption of any Mortgage previously existing on such acquired property or any Mortgage existing on the property of any corporation when such corporation becomes a Subsidiary of the Borrower;

          (iii) any Mortgage on such property in favor of the United States of America, any state, or any agency, department, political subdivision or other instrumentality of either, to secure partial, progress or advance payments to the Borrower or any Subsidiary of the Borrower pursuant to the provisions of any contract or any statute;

          (iv) any Mortgage on such property in favor of the United States of America, any state, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings by the Borrower or any Subsidiary of the Borrower for the purchase or construction of the property mortgaged;

          (v) any Mortgage in connection with a sale or other transfer of (i) oil or gas in place for a period of time or in an amount such that the purchaser will realize therefrom a specified amount of money or specified amount of minerals or (ii) any interest in property of the character commonly referred to as an "oil payment" or "production payment";

          (vi) any Mortgage on any property arising in connection with or to secure all or any part of the cost of the repair, construction, improvement, alteration, exploration, development or drilling of such property or any portion thereof;

          (vii) any Mortgage on any pipeline, gathering system, pumping or compressor station, pipeline storage facility, other pipeline facility, drilling equipment, drilling platform, drilling barge, any movable railway, marine or automotive equipment, gas plant, office building, storage tank, or warehouse facility, any of which is located on any property included herein under clause (y) above;

          (viii) any Mortgage on any equipment or other personal property used in connection with any property included herein under clause (y) above;

          (ix) any Mortgage on any property included herein under clause (y) above arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; or

          (x) any renewal of or substitution for any Mortgage permitted under the preceding clauses.

Notwithstanding the foregoing restriction contained in this Section 5.05, the Borrower may and may permit its Subsidiaries to incur liens or grant Mortgages on property covered by the restriction above so long as the net book value of the property so encumbered together with all property subject to the restriction on sale and leasebacks contained in Section 5.06 does not at the time such lien or Mortgage is granted exceed 5% of Consolidated Net Tangible Assets. "Consolidated Net Tangible Assets" means the aggregate value of all assets of the Borrower and its Subsidiaries on a consolidated basis after deducting therefrom (a) all current liabilities (excluding all long-term debt due within one year), (b) all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis and (c) all goodwill, patent and trademarks, unamortized debt discount and other similar intangibles (all determined in conformity with generally accepted accounting principles and calculated on a basis consistent with the Borrower's most recent audited consolidated financial statements).

     SECTION 5.06. Sale and Leaseback. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, sell or transfer (x) any blast furnace facility or raw steel producing facility, or rolling mills which are a part of a plant which includes such a facility; or (y) any property capable of producing oil or gas; which in either case is located in the United States and determined by the Board of Directors of the Borrower, in good faith, to be a principal property, with the intention of taking back a lease of such property; provided, however, this covenant shall not apply if:

          (i) the sale is to a Subsidiary of the Borrower (or to the Borrower in the case of a Subsidiary);

          (ii) the lease is for a temporary period by the end of which it is intended that the use of such property by the lessee will be discontinued;

          (iii) the Borrower or a Subsidiary of the Borrower could, in accordance with Section 5.05, Mortgage such property without equally and ratably securing the Borrower's obligations hereunder;

     (iv) the transfer is incident to or necessary to effect any operating, farm out, farm in, unitization, acreage exchange, acreage contributions, bottom hole or dry hole arrangements or pooling agreement or any other agreement of the same general nature relating to the acquisition, exploration, maintenance, development and operation of oil or gas properties in the ordinary course of business or as required by regulatory agencies having jurisdiction over the property; or

          (v) (A) the Borrower promptly informs the Agent of such sale, (B) the net proceeds of such sale are at least equal to the fair value (as determined by resolution adopted by the Board of Directors of the Borrower) of such property and (C) the Borrower shall, and in any such case the Borrower covenants that it will, within 180 days after such sale, apply an amount equal to the net proceeds of such sale to the retirement of debt of the Borrower, or of a Subsidiary of the Borrower in the case of property of such Subsidiary, maturing by its terms more than one year after the date on which it was originally incurred (herein called "funded debt"); provided that the amount to be applied to the retirement of funded debt of the Borrower or of a Subsidiary of the Borrower shall be reduced by the amount equal to the amount below if, within 75 days after such sale, the Borrower shall deliver to the Agent an officer's certificate (1) stating that on a specified date after such sale the Borrower or a Subsidiary of the Borrower, as the case may be, voluntarily retired a specified principal amount of funded debt, (2) stating that such retirement was not effected by payment at maturity or pursuant to any applicable mandatory sinking fund or prepayment provision (other than provisions requiring retirement of any funded debt of the Borrower or a Subsidiary of the Borrower, as the case may be, under the circumstances referred to in this Section 5.06) and (3) stating the then optional redemption or prepayment price applicable to funded debt so retired or, if there is no such price applicable, the amount applied by the Borrower or a Subsidiary of the Borrower, as the case may be, to the retirement of such funded debt. The Borrower shall deliver to the Agent a certified copy of the resolution of the Board of Directors of the Borrower referred to in paragraph (v)(B) above and an officer's certificate setting forth all material facts under this Section 5.06. The term retirement of such funded debt shall include the in-substance defeasance of such funded debt in accordance with then applicable accounting rules.

                                   ARTICLE VI

                                    DEFAULTS


     SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Note, or shall fail to pay within five Domestic Business Days after the due date thereof any interest on any Note;

          (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.02;

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those contained in Section 5.05 or 5.06 or those covered by clauses (a) or (b) above) for 10 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

          (d) the Borrower shall fail to observe or perform any covenant contained in Section 5.05 or 5.06 for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank; provided that the continuation of such failure for 30 days or longer after such notice shall not constitute an Event of Default if (i) such failure is curable but cannot be cured within 30 days, (ii) the Borrower, upon the aforesaid notice from the Agent, institutes curative action as promptly as practicable, and (iii) the Borrower diligently pursues such action to completion within a reasonable period, which period shall not, in any event, continue for more than 90 days after the aforesaid notice from the Agent;

          (e) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made;

     (f) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (g) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

          (h) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or any member of the ERISA Group shall incur and not satisfy a withdrawal liability under Title IV of ERISA in respect of a Multiemployer Plan in excess of (i) $50,000,000 for any year or (ii) $250,000,000 in the aggregate;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) and any other amounts payable hereunder to be, and the Notes and such amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in paragraph (f) or (g) above, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and any other amounts payable hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) or (d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                   ARTICLE VII

                                    THE AGENT


     SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

     SECTION 7.03.  Action by Agent.  The obligations of the Agent hereunder are
only those expressly set forth herein.   Without limiting the generality of the
foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

     SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its or their own gross negligence or willful misconduct; provided that the provisions of this sentence are for the sole benefit of the Agent, its affiliates and their respective directors, officers, agents and employees and shall not release any Bank from liability it would otherwise have to the Borrower. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Agent; or
(iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Managing Agent, any Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Agent from among the Banks, subject to the approval of the Required Banks, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Borrower and approved by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and
surplus of at least $50,000,000.   Upon the acceptance of its appointment as
Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     SECTION 7.09. Co-Agents. The Co-Agents shall have no responsibility, obligation or liability under this Agreement in their respective capacities as Co-Agents.

     SECTION 7.10. Managing Agent. Chemical Bank shall have no responsibility, obligation or liability under this Agreement in its capacity as Managing Agent.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES


     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate
Borrowing:

          (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

     (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period,

the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Prime Rate for such day.

     SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive made or issued after the date of this Agreement (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine as a result of any of the foregoing that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan, unless the Borrower elects pursuant to Section 8.05 not to borrow such Base Rate Loan.

     SECTION 8.03. Increased Cost. (a) If on or after (i) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (ii) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive made or issued after the applicable date set forth above (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (A) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for taxes based on or measured in whole or in part by the gross income, net income, gross revenue or gross receipts of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

     (B) shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation, but excluding (x) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage or Assessment Rate, (y) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period pursuant to Section 8.03(d) and (z) any such requirement with respect to which such Bank is entitled to compensation pursuant to Section 8.03(b)) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to (or, in the case of Regulation D, to impose a cost on) such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change after the date hereof in any such law, rule or regulation or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that the Borrower shall not be obligated to compensate any Bank (or its Parent) in respect of any such reduction in respect of periods more than six months prior to the date on which such Bank shall have notified the Borrower of its intention to demand such compensation and setting forth the amount or the specific basis of computation thereof.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to Section 8.03(a) or (b) and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under Section 8.03(a) or (b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) The Borrower shall pay for the account of each Bank on the last day of each Interest Period with respect to any Euro-Dollar Loan (and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof), if at any time during such Interest Period such Bank shall be required to maintain (and shall maintain in amounts deemed by such Bank to be material) reserves against any category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes loans by a non-United States office of such Bank to United States residents (including without limitation reserves against "Eurocurrency liabilities" under Regulation D), an additional amount (determined by such Bank and notified to the Borrower and the Agent) equal to the product of the following for each day during such Interest Period:

          (i) the principal amount of the Euro-Dollar Loan of such Bank to which such Interest Period relates outstanding on such day; and

          (ii) the remainder of (x) a fraction the numerator of which is the applicable London Interbank Offered Rate (expressed as a decimal) and the denominator of which is one minus the stated rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and

          (iii)  1/360.

If a Bank which is entitled to require payment by the Borrower of the amount provided for in this Section 8.03(d) determines that a lesser amount is required to compensate it for the costs of the reserve requirements referred to therein, such Bank may, but shall not be obligated to, reduce the amount payable by the Borrower thereunder to a lesser amount specified in the notice delivered pursuant to this Section 8.03(d).

     (e) Each Bank organized under the laws of a jurisdiction outside the United States of America agrees that it shall deliver to the Borrower (with a copy to the Agent) (i) within 30 days after the date of execution of this Agreement, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, as appropriate, promulgated pursuant to the Code, indicating that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes as permitted by the Code, (ii) from time to time, such extensions or renewals of such forms (or successor forms) as may reasonably be requested by the Borrower but only to the extent such Bank determines that it may properly effect such extensions or renewals under applicable tax treaties, laws, regulations and directives and
(iii) in the event of a transfer of any Loan to an affiliate of such Bank, a new Internal Revenue Service Form 1001 or 4224 (or any successor form), as the case may be, for such affiliate. The Borrower and the Agent shall each be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.

     SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03 and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

     (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such

Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

     SECTION 8.05. Election Not to Borrow. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, the Borrower may elect to terminate this Agreement as to such Bank, and in connection therewith not to borrow any Base Rate Loan provided for in Section 8.02 or to prepay any Base Rate Loan made pursuant to Section 8.02 or 8.04, provided that the Borrower (i) notifies such Bank through the Agent of such election at least three Euro-Dollar Business Days before any date fixed for such a borrowing or such a prepayment, as the case may be, and (ii) repays all of such Bank's outstanding Loans at the end of the respective Interest Periods applicable thereto or as otherwise required by Section 8.02, together with accrued interest thereon and all accrued fees on such Bank's Commitment to such date and all other amounts payable for the account of such Bank hereunder. Upon receipt by the Agent of such notice, the Commitment of such Bank shall terminate.

     SECTION 8.06. Notice Mandatory. The Agent or the affected Bank, as the case may be, shall promptly give notice to the Borrower when circumstances which gave rise to a suspension of the obligations of the Banks or a Bank to make loans of a particular Type pursuant to Section 8.01 or 8.02, or to a demand for compensation under Section 8.03, no longer exist.


                                   ARTICLE IX

                                  MISCELLANEOUS


     SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex or telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and appropriate confirmation of transmission is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article II or VIII and notices to the Borrower under Section 6.01(c) shall not be effective until received.

     SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of Davis Polk & Wardwell, special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

     SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due at such time with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) subject to Section 2.15, increase any Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or (iv) change the percentage of the Commitments or the percentage of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; and further provided that no such amendment or waiver shall materially change, to the detriment of any Bank, any provision of
Article VIII hereof without the consent of such Bank.

     SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to an affiliate of such Bank or to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder without the written consent of the Borrower and the Agent (in which case the provisions of subsection (d) shall be applicable). The Borrower and the Agent shall be entitled to treat each Bank as the holder of the Notes issued to its order and owner of the Loans evidenced thereby unless and until notice of assignment pursuant to this subsection (c) is received by them.

     (d) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all or a portion of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an instrument substantially in the form of Exhibit G executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent (which consent of the Agent shall not be unreasonably withheld); provided that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (d), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.03(e).

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

     SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.08. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

     SECTION 9.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Subject to Section 5.04, this Agreement shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              USX CORPORATION



                              By /s/ John L. Richmond
                                 --------------------
                              Title:    Assistant Treasurer-
                                         Cash & Banking

                              600 Grant Street
                              Pittsburgh, Pennsylvania 15219-4776
                              Attention:

                              Facsimile number: 412-433-4567

Co-Agents                     THE BANK OF NEW YORK



                              By /s/ Robert J. Joyce
                                 Title:  Vice President



                              THE BANK OF NOVA SCOTIA


                              By /s/ A. S. Norsworthy
                                 Title:  Assistant Agent



                              THE CHASE MANHATTAN BANK, N.A.


                              By /s/ Bettylou J. Robert
                                 Title:  Vice President



                              CITIBANK, N.A.


                              By /s/ Mark J. Lyons
                                 Title:  Vice President



                              MELLON BANK, N.A.


                              By /s/ Richard K. James
                                 Title:  Vice President



                              PNC BANK, NATIONAL ASSOCIATION


                              By /s/ Robert H. Friend
                                 Title:  Assistant Vice President

                              THE SUMITOMO BANK, LIMITED
                                NEW YORK BRANCH


                              By /s/ Yoshinori Kawamura
                                 Title:  Joint General Manager



                              BANK OF AMERICA NATIONAL TRUST
                                & SAVINGS ASSOCIATION

                              By /s/ John Madden
                                 Title:  Vice President



                              THE FUJI BANK LTD.,
                                NEW YORK BRANCH

                              By /s/ Yoshihiko Shiotsugu
                                 Title:  Vice President & Manager



                              THE INDUSTRIAL BANK OF JAPAN, LTD.


                              By /s/ Robert W. Ramage, Jr.
                                 Title:  Senior Vice President



                              THE LONG-TERM CREDIT BANK OF JAPAN,
                                LIMITED, NEW YORK BRANCH

                              By /s/ Noboru Kubota
                                 Title:  Deputy General Manager



                              NATIONSBANK OF TEXAS, N.A.


                              By /s/ Kristin B. Palmer
                                 Title:  Vice President

                              SOCIETE GENERALE


                              By /s/ Salvatore Galatioto
                                 Title:  Vice President



Other Banks                   COMERICA BANK


                              By /s/ John M. Costa
                                 Title:  Vice President



                              COMMERZBANK AKTIENGESELLSCHAFT


                              By /s/ Juergen Boysen
                                 Title:  Vice President


                              By /s/ Juergen Schmieding
                                 Title:  Assistant Vice President



                              THE MITSUBISHI BANK, LTD.
                                NEW YORK BRANCH


                              By /s/ Robert J. Dilloff
                                 Title:  Vice President



                              NATIONAL CITY BANK OF CLEVELAND


                              By /s/ Paul L. Richardson
                                 Title:  Vice President



                              NBD BANK, N.A.

                              By /s/ Thomas W. Doddridge
                                 Title:  Vice President

                              ROYAL BANK OF CANADA


                              By /s/ Shelley Browne
                                 Title:  Senior Manager



                              THE SANWA BANK LIMITED
                                NEW YORK BRANCH


                              By /s/ Jean-Michel Fatovic
                                 Title:  Vice President



                              BANK OF MONTREAL

                              By /s/ Bernard J. Sigardo
                                 Title:  Director



                              C I B C INC.


                              By /s/ David H. McGowan
                                 Title:  Vice President



                              THE DAIWA BANK, LTD.
                                NEW YORK BRANCH


                              By /s/ Kenro Kojima
                                 Title:  Vice President



                              THE NORTHERN TRUST COMPANY


                              By /s/ J. Chip McCall
                                 Title:  Second Vice President

                              UNION BANK OF SWITZERLAND
                                NEW YORK BRANCH


                              By /s/ Robert W. Casey, Jr.
                                 Title:  Vice President


                              By /s/ Laurent Chaix
                                 Title:  Assistant Vice President



                              ABN AMRO BANK N.V.


                              By /s/ Craig P. Guinane
                                 Title:  Assistant Vice President


                              By /s/ James M. Janowsky
                                 Title:  Group Vice President



                              THE BANK OF CALIFORNIA, N.A.


                              By /s/ Harry S. Matthews
                                 Title:  Vice President



                              BANK OF HAWAII


                              By /s/ Elizabeth O. MacLean
                                 Title   Vice President



                              THE BANK OF TOKYO TRUST COMPANY


                              By /s/ John R. Jeffers
                                 Title:  Vice President

                              CONTINENTAL BANK


                              By /s/ Richard A. Broeren, Jr.
                                 Title:  Managing Director



                              CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                              By /s/ Mark A. Campellone
                                 Title:  Vice President & Manager



                              CREDIT LYONNAIS NEW YORK BRANCH


                              By /s/ Mark A. Campellone
                                 Title:  Vice President & Manager


                              THE DAI-ICHI KANGYO BANK, LTD.


                              By /s/ Robert P. Gallagher
                                 Title:  Assistant Vice President



                              DRESDNER BANK AG NEW YORK & GRAND
                                CAYMAN BRANCHES


                              By /s/ A. Richard Morris
                                 Title:  Vice President


                              By /s/ Deborah Slusarczyk
                                 Title:   Vice President



                              FIRST BANK NATIONAL ASSOCIATION


                              By /s/ Mark R. Olmon
                                 Title:  Vice President

                              THE FIRST NATIONAL BANK OF BOSTON


                              By /s/ Peter L. Griswold
                                 Title:  Director



                              FIRST NATIONAL BANK OF MARYLAND


                              By /s/ Andrew W. Fish
                                 Title:  Vice President



                              GULF INTERNATIONAL BANK BSC


                              By /s/ Issa N. Baconi
                                 Title:  Senior Vice President &
                                 Branch Manager


                              By /s/ Haytham F. Khalil
                                 Title:  Assistant Vice President



                              ISTITUTO BANCARIO SAN PAOLO
                                DI TORINO S.P.A., NEW YORK BRANCH


                              By /s/ Gerard M. McKenna
                                 Title:  Vice President



                              KREDIETBANK, N.V.


                              By /s/ Armen Karozichian
                                 Title:  Vice President


                              By /s/ Robert Snauffer
                                 Title:  Vice President

                              THE MITSUBISHI TRUST AND BANKING CORP.


                              By /s/ Masaaki Yamagishi
                                 Title:  Chief Manager


                              THE NIPPON CREDIT BANK, LTD.


                              By /s/ Clifford M. Abramsky
                                 Title:  Vice President & Manager



                              THE TOKAI BANK, LTD. NEW YORK BRANCH


                              By /s/ Masaharu Muto
                                 Title:  Deputy General Manager



                              THE YASUDA TRUST AND BANKING
                                COMPANY, LTD.



                              By /s/ Neil T. Chau
                                 Title:  First Vice President

                              CHEMICAL BANK, as Bank and as
                                   Managing Agent



                              By /s/ Theodore L. Parker
                                 Title:  Vice President



                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Bank and as Agent



                              By /s/ John Mikolay
                                 Title:  Vice President
                              60 Wall Street
                              New York, New York  10260-0060
                              Attention:  Corporate Banking North America
                              Telex number:  177615 MGT UT
                              Facsimile number:  (212) 648-5336

                                   SCHEDULE I

BANKS                                            COMMITMENTS


Morgan Guaranty Trust Company                   $100,000,000
  of New York

Chemical Bank                                   $100,000,000

The Bank of New York                            $100,000,000

The Bank of Nova Scotia                         $100,000,000

The Chase Manhattan Bank, N.A.                  $100,000,000

Citibank, N.A.                                  $100,000,000

Mellon Bank, N.A.                               $100,000,000

PNC Bank, National Association                  $100,000,000

The Sumitomo Bank Limited,                      $100,000,000
  New York Branch

Bank of America National Trust &                $ 75,000,000
  Saving Association

The Fuji Bank Ltd., New York Branch             $ 75,000,000

The Industrial Bank of Japan, Ltd.              $ 75,000,000

The Long-Term Credit Bank                       $ 75,000,000
  of Japan, Limited, New York Branch

NationsBank of Texas, N.A.                      $ 75,000,000

Societe Generale                                $ 75,000,000

Comerica Bank                                   $ 50,000,000

Commerzbank Aktiengesellschaft                  $ 50,000,000

The Mitsubishi Bank, Ltd. New York Branch       $ 50,000,000

National City Bank of Cleveland                 $ 50,000,000

NBD Bank, N.A.                                  $ 50,000,000

Royal Bank of Canada                            $ 50,000,000

The Sanwa Bank Limited New York Branch          $ 50,000,000

Bank of Montreal                                $ 35,000,000

C I B C Inc.                                    $ 35,000,000

The Daiwa Bank, Ltd. New York Branch            $ 35,000,000

The Northern Trust Company                      $ 35,000,000

Union Bank of Switzerland                       $ 35,000,000
  New York Branch

ABN AMRO Bank N.V.                              $ 25,000,000

The Bank of California, N.A.                    $ 25,000,000

Bank of Hawaii                                  $ 25,000,000

The Bank of Tokyo Trust Company                 $ 25,000,000

Continental Bank                                $ 25,000,000

Credit Lyonnais New York Branch                 $ 25,000,000
  and Cayman Island Branch

The Dai-Ichi Kangyo Bank, LTD.                  $ 25,000,000

Dresdner Bank AG New York and                   $ 25,000,000
  Grand Cayman Branches

First Bank National Association                 $ 25,000,000

The First National Bank of Boston               $ 25,000,000

First National Bank of Maryland                 $ 25,000,000

Gulf International Bank BSC                     $ 25,000,000

Istituto Bancario San Paolo                     $ 25,000,000
  Di Torino, S.P.A. New York Branch

Kredietbank, N.V.                               $ 25,000,000

Mitsubishi Trust And Banking Corp.              $ 25,000,000

The Nippon Credit Bank, Ltd.                    $ 25,000,000

The Tokai Bank, Ltd. New York Branch            $ 25,000,000

The Yasuda Trust And Banking Company, Ltd.      $ 25,000,000

                                                             EXHIBIT A

                                      NOTE

                                                    New York, New York
                                                                , 19

     For value received, USX CORPORATION, a Delaware corporation (the
"Borrower"), promises to pay to the order of                     (the "Bank"),
for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit
Agreement.   All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective Classes, Types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the inaccuracy of, or the failure of the Bank to make, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Credit Agreement dated as of August 18, 1994 among the Borrower, the Co-Agents and other Banks parties thereto, Chemical Bank, as Managing Agent, and Morgan Guaranty Trust Company of New York, as Agent (as amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                   USX CORPORATION

                                   By -------------------------------
                                   Title:  Assistant Treasurer-
                                             Cash & Banking

                         LOANS AND PAYMENTS OF PRINCIPAL


- --------------------------------------------------------------------------------
                          Class and     Amount of
  Notation   Amount of     Type of      Principal     Maturity
    Date        Loan         Loan         Repaid        Date      Made By
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                                             EXHIBIT B

                       Form of Money Market Quote Request



                                            [Date]




To:    Morgan Guaranty Trust Company of New York
            (the "Agent")

From:  USX Corporation

Re: Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of August 18, 1994 among the Borrower, the Co-Agents and other Banks parties thereto, Chemical Bank, as Managing Agent, and the Agent.

          We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  ---------------------

Principal Amount (1)     Interest Period (2)



$


     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

- ------------------
(1)  Amount must be $50,000,000 or a larger integral multiple of $10,000,000.

(2) Not less than one month (LIBOR Auction) or not less than 15 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

     Terms used herein have the meanings assigned to them in the Credit
Agreement.


                              USX CORPORATION


                              By________________________
                                 Title:

                                                             EXHIBIT C



                   Form of Invitation for Money Market Quotes




To:    [Name of Bank]

Re:    Invitation for Money Market Quotes to USX Corporation
       (the "Borrower")


          Pursuant to Section 2.03 of the Credit Agreement dated as of August 18, 1994 among the Borrower, the Co-Agents and other Banks parties thereto, Chemical Bank, as Managing Agent, and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  ------------------------

Principal Amount                 Interest Period


$


          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].



                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK, as Agent


                                   By----------------------
                                      Authorized Officer

                                                            EXHIBIT D




                           Form of Money Market Quote





MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent
60 Wall Street
New York, New York  10260-0060


Attention:


Re:  Money Market Quote to USX Corporation
     (the "Borrower")


     In response to your invitation on behalf of the Borrower dated -----------, 19---, we hereby make the following Money Market Quote on the following terms:


1.   Quoting Bank:  ---------------------------------


2.   Person to contact at Quoting Bank:

     -------------------------------


3.   Date of Borrowing: --------------------------- *

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

- ----------------------
* As specified in the related Invitation.

                                                            Money Market
       Principal        Interest          Money Market         Absolute
        Amount**       Period***          [Margin****]       [Rate*****]
       ---------       ---------          ------------       ------------
$

$


[Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $------------------.]**

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of August 18, 1994 among the Borrower, the Co-Agents and other Banks parties thereto, Chemical Bank, as Managing Agent, and yourselves, as Agent, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                               Very truly yours,

                               [NAME OF BANK]


Dated:---------------          By:--------------------
                                  Authorized Officer
- ---------------------

     **Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger integral multiple thereof.

     ***Not less than one month or not less than 15 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

     ****Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (in increments of 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

     *****Specify rate of interest per annum (in increments of 1/10,000th of 1%).
                                                            EXHIBIT E





                                   OPINION OF
                            COUNSEL FOR THE BORROWER





                                   [Dated as provided in
                                    Section 3.02 of the
                                    Credit Agreement]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260-0060

Dear Sirs:


     I am General Counsel of USX Corporation, a Delaware corporation (the "Borrower"). I refer to the Credit Agreement (the "Credit Agreement") dated as of August 18, 1994 among the Borrower, the Co-Agents and other Banks listed on the signature pages thereof, Chemical Bank, as Managing Agent, and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined, or caused to be examined, originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of

Delaware and is qualified to do business in each jurisdiction where the ownership of its property or the conduct of its business requires such qualification. The Borrower has all the corporate power required to conduct its business as now conducted.

     2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Mortgage on any asset of the Borrower or any of its Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

     4. Except as set forth in the Borrower's 1993 Form 10-K and quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1994, there is no action, suit, arbitration or other proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, arbitrator or arbitral body, pending against the Borrower or of which the Borrower has otherwise received official notice or which to my knowledge is threatened against the Borrower, wherein there is a reasonable possibility of an unfavorable decision, ruling or finding which would materially adversely affect the Borrower's ability to perform its obligations under the Credit Agreement and the Notes and since the dates of the respective descriptions of proceedings contained in the reports identified above, there has been no change in the status of such proceedings which would materially adversely affect the Borrower's ability to perform its obligations under the Credit Agreement and the Notes.

     The foregoing opinion is limited to the laws of the Commonwealth of Pennsylvania, the Federal laws of the United States of America and the General Corporation law of the State of Delaware. I am a member of the Bar of the State of Ohio, and as to matters of Pennsylvania law, I have relied on the advice of members of the Legal Department admitted to practice in Pennsylvania. As the Credit Agreement and the Notes are by their terms governed by the laws of the State of New York, the foregoing opinion should be understood to conclude that
(i) a Pennsylvania court or a Federal court sitting in Pennsylvania would give effect to the choice of New York law to govern the Credit Agreement and the Notes and (ii) under the internal laws of the State of Pennsylvania the Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

                              Very truly yours,
                                                            EXHIBIT F




                        OPINION OF DAVIS POLK & WARDWELL
                          SPECIAL COUNSEL FOR THE AGENT




                                        [Dated as provided in
                                         Section 3.02 of the
                                         Credit Agreement]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260-0060

Dear Sirs:


     We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of August 18, 1994 among USX Corporation, a Delaware corporation (the "Borrower"), the Co-Agents and other banks listed on the signature pages thereof (the "Banks"), Chemical Bank, as Managing Agent, and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.02(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the

Borrower's corporate powers and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                   Very truly yours,
                                                            EXHIBIT G




                       ASSIGNMENT AND ASSUMPTION AGREEMENT







     AGREEMENT dated as of ----------, 19-- among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), USX CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                               W I T N E S S E T H


     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of August 18, 1994 among the Borrower, the Co-Agents, the Assignor and the other Banks party thereto, as Banks, Chemical Bank, as Managing Agent, and the Agent (as amended from time to time, the "Credit Agreement");

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Committed Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $----------;

          WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $---------- are outstanding at the date hereof; and*

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $---------- (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to

- -----------

     *This clause (and certain other provisions herein) should be modified to reflect the assignment of Money Market Loans if such Loans are being assigned.

accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement (except rights with respect to outstanding Money Market Loans) to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement (except obligations with respect to any outstanding Money Market Loans) to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount mutually agreed by the Assignor and the Assignee. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(d) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(d) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Notices. All notices in connection herewith shall be given in accordance with Section 9.01 of the Credit Agreement. The address of the Assignee for notices hereunder and thereunder shall be initially as set forth on the signature pages hereof.

     SECTION 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [ASSIGNOR]


                                   By------------------------
                                     Title:

                                   [ASSIGNEE]


                                   By------------------------
                                     Title:

                                   [Address]
                                   Telex number:
                                   Facsimile number:


                                   USX CORPORATION


                                   By------------------------
                                     Title:




                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK, as Agent


                                   By------------------------
                                     Title: